EXHIBIT 99.2

NEWS RELEASE:

Puget Sound Energy asks state to reconsider dismissal of interim rate relief

BELLEVUE, Wash. – Puget Sound Energy [the utility subsidiary of Puget Energy (NYSE: PSD)] today filed a petition for reconsideration and rehearing in which the company asked the Washington Utilities and Transportation Commission to reconsider their decision on October 4 to dismiss the utility’s request for interim rate relief. The company’s filing states that the commission decision has adversely impacted the financial stability of the company and, if left unchanged, will cause costs to customers to increase overall.